                                                               EXHIBIT 10.2

               THIRTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT



     This Thirteenth Amendment to Employment Agreement is made and entered into as of January 1, 1999, by and between Robert Half International Inc. (formerly Boothe Financial Corporation), a Delaware corporation,
("Corporation") and Harold M. Messmer, Jr. ("Officer").

     1. The Employment Agreement dated as of October 2, 1985, as amended, between Corporation and Officer (the "Employment Agreement") is hereby amended to add the following Section 4.6 thereto:

                "4.6  MEDICAL BENEFITS. In the event of a termination of
                 Officer's employment on or after the later to occur of (a) Officer's 55th birthday of (b) the 20th anniversary of Officer's first day of service with the Corporation as a director or full-time employee, other than a Termination for Cause, Officer and his then current wife shall each continue to participate until his or her death, at the Corporation's expense, in whatever healthcare plan may be maintained by the Corporation from time to time for its then current employees as if Officer were still a full time employee of the Corporation."

     2. In all other respects, the Employment Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as of the day and year first written above.

                                            ROBERT HALF INTERNATIONAL INC.


                                            By   /s/ M. KEITH WADDELL
                                              -------------------------------
                                               M. Keith Waddell
                                               Senior Vice President

                                                 /s/ HAROLD M. MESSMER, JR.
                                              -------------------------------
                                               Harold M. Messmer, Jr.